EXHIBIT 99.1
Grant Park Fund Weekly Commentary
For the Week Ended April 30, 2010

April 30, 2010	Weekly ROR1	Month-to-Date ROR1	Year-to-Date ROR1
Class A Units	-0.1%	1.8%	-1.8%
Class B Units	-0.1%	1.7%	-2.1%
Legacy 1 Class Units	-0.1%	1.8%	-1.4%
Legacy 2 Class Units	-0.1%	1.7%	-1.5%
Global 1 Class Units	0.4%	1.5%	-2.3%
Global 2 Class Units	0.4%	1.5%	-2.4%
Global 3 Class Units	0.3%	1.3%	-3.0%

S&P 500 Total Return Index2	-2.5%	1.6%	7.1%
Barclays Capital U.S. Long Government Index2	1.9%	2.8%	3.8%
1	Subject to independent verification.
2	Index is unmanaged and is not available for direct investment. Please see Indices Overview (below) for more information. Weekly RORs are calculated using data acquired through Bloomberg.

Sector Commentary
Agriculturals/Softs
Sector/Market	Price Action	Cause
Corn	Increase	Reports of large U.S. corn sales to China
Wheat	Decrease	Forecasts that rain in the Midwest will alleviate drought concerns
Sugar	Decrease	Improved sugar production forecasts for Brazil and India

Grant Park’s longer-term trading advisors are predominantly long the agriculturals/softs sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Currencies
Sector/Market	Price Action	Cause
New Zealand dollar	Increase	Speculation that the Reserve Bank of New Zealand will leave interest rates unchanged
U.S. dollar	Increase	Concerns over Greece’s ability to secure funding for a bailout plan
Great British pound	Decrease	Bearish economic data and uncertainty regarding the upcoming British election

Grant Park’s longer-term trading advisors are predominantly short the currency sector.  Grant Park’s shorter-term trading advisors are predominantly long the sector.

Energy
Sector/Market	Price Action	Cause
Natural gas	Decrease	Reports from the U.S. Energy Information Agency showing both an increase in U.S. natural gas production and an increase in U.S. inventories
Crude oil	Increase	Optimism regarding the U.S. economy supported by improved U.S. jobless estimates

Grant Park’s longer-term trading advisors are predominantly long the energy sector, as are Grant Park’s shorter-term trading advisors.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.

Equities
Sector/Market	Price Action	Cause
Nikkei 225	Increase	Strong earnings reports from several key Japanese firms
European equity markets	Decrease	Standard & Poor’s downgrading of Portuguese and Greek debt
Hang Seng Index	Decrease	Concerns that China’s plans to slow the growth of its real estate market will slow economic recovery in the region

Grant Park’s longer-term trading advisors are predominantly long the equities sector.  Grant Park’s shorter-term trading advisors are predominantly short the sector.

Fixed Income
Sector/Market	Price Action	Cause
U.S. Treasury markets	Increase	Elevated demand for safe-haven fixed-income products due to European debt concerns
Bunds	Increase	Liquidations in the European sovereign debt markets

Grant Park’s longer-term trading advisors are predominantly long the fixed income sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Metals
Sector/Market	Price Action	Cause
Precious metals	Increase	Increased risk-aversion caused by S&P’s downgrades of Portugal and Greece debt
Base metals	Decrease	Belief that the ailing financial situation in Europe will slow global economic recovery

Grant Park’s longer-term trading advisors are predominantly long the metals sector.  Grant Park’s shorter-term trading advisors are also predominantly long the sector.

Indices Overview 2
Standard and Poor’s 500 Total Return Index (S&P 500 Index) – A weighted index of the 500 stocks in the S&P 500 Index, which are chosen by Standard and Poor’s based on industry representation, liquidity, and stability.  The stocks in the S&P 500 Index are not the 500 largest companies, rather the index is designed to capture the returns of many different sectors of the U.S. economy.  The total return calculation includes the price-plus-gross cash dividend return.

Barclays Capital U.S. Long Government Index (formerly Lehman Brothers U.S. Government Index:  Long Subset) – A benchmark comprised of the Barclays Capital U.S. Treasury and U.S. Agency indices.  The U.S. Long Government Index includes Treasuries (public obligations of the U.S. Treasury that have remaining maturities of more than ten years) and U.S. agency debentures (publicly issued debt of U.S. Government agencies, quasi-federal corporations, and corporate or foreign debt guaranteed by the U.S. Government). The U.S. Government Index is a component of the Barclays Capital U.S. Government Index.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS. THIS DOES NOT CONSTITUTE AN OFFER OF ANY SECURITY FOR SALE.  OFFERING BY PROSPECTUS ONLY.

INFORMATION IN THIS COMMENTARY IS DRAWN FROM VARIOUS SOURCES THAT ARE DEEMED TO BE RELIABLE. HOWEVER, THE INFORMATION IS NOT AUDITED BY DEARBORN CAPITAL.  IN ADDITION, DEARBORN CAPITAL DRAWS UPON THIS INFORMATION TO MAKE ITS OWN ASSUMPTIONS WHICH COULD BE CONSIDERED DEARBORN CAPITAL’S OPINION.  DEARBORN CAPITAL BELIEVES THAT ANY SUCH STATEMENTS OF OPINION HAVE A REASONABLE BASIS IN FACT.